Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS:
Prospect Medical Holdings, Inc.		The Equity Group Inc.
Linda Hodges, Executive Vice President		Devin Sullivan
(310) 337-4170		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS ACQUIRES ALTA HEALTHCARE SYSTEM, INC.

Culver City, CA – August 9, 2007 – Prospect Medical Holdings, Inc. (AMEX: PZZ) (“Prospect”), which manages the medical care of approximately 250,000 HMO enrollees in Southern California, today announced that it has completed the previously announced acquisition of Alta Healthcare System, Inc. (“Alta”) for a combination of cash and stock totaling approximately $103.0 million.

Alta is a private, for-profit hospital management company that owns and operates four community-based hospitals that provide a comprehensive range of medical, surgical, and psychiatric services.  The acquisition has transformed Prospect into a vertically-integrated healthcare provider.  Prospect’s 250,000 HMO enrollees, nearly 24,000 of whom are Seniors, are now combined with Alta’s hospital operation, which generated audited revenues and operating income of $107.0 million and $16.9 million, respectively, for its fiscal year ended December 31, 2006.

Bank of America, N.A. arranged $155.0 million of financing for the acquisition, comprised of $145.0 million in term debt and a $10.0 million revolver, $3.0 million of which was drawn at close. Use of funds include refinancing approximately $41.0 million of existing Alta debt, refinancing approximately $47.0 million of existing Prospect debt, and payment of the cash portion of the Alta purchase price.  The term debt is comprised of a $95 million seven year first-lien term loan at LIBOR plus 400 bps and a $50.0 million seven and one-half year second-lien term loan at LIBOR plus 825 bps.  At closing, the blended interest rate on the borrowings is approximately 11%.

Prospect has entered into multi-year employment agreements with Alta’s former owners, Sam Lee and David Topper, who are now significant shareholders of Prospect.  In addition, Mr. Lee will join Prospect’s Board of Directors, together with an independent director nominated by Alta, increasing Board membership to nine.

CONFERENCE CALL

Prospect will host a conference call on Monday, August 13, 2007 at 4:30 pm ET to discuss this news release.  Interested parties may participate in the call by dialing (866) 820-1713 (Domestic) or (706) 643-3137 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Prospect Medical conference call.  In addition, the conference call will be broadcast live over the Internet at http://audioevent.mshow.com/334724/.  To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

ABOUT THE COMPANY

Prospect Medical Holdings manages the medical care of individuals enrolled in HMO plans in Southern California.  The Company’s vertically-integrated medical services platform is comprised of Independent Physician Associations (“IPAs”), which contract with HMOs and health care professionals to provide a full range of services to HMO enrollees, and community-based hospitals.

This press release contains forward-looking statements. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, and the future introduction of new products, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in the Company’s Form 10-K filed on December 28, 2006 and Form 10-Q filed on May 15, 2007.   Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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